Exhibit 99.1

DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation Reports Fourth Quarter, Full Year 2013 Results

DOWNINGTOWN, PA.,  Jan. 23, 2014-- DNB Financial Corporation (Nasdaq:DNBF), parent of DNB First, National Association, the oldest nationally-chartered community bank serving the greater Philadelphia region, today reported financial results for the three and 12 months ended December 31, 2013.

For the three months ended December 31, 2013, net income available to common shareholders was $1.12 million or $0.41 per diluted common share compared with $1.28 million or $0.47 per diluted common share for the three months ended December 31, 2012.

For the 12 months ended December 31, 2013, net income available to common shareholders was $3.77 million or $1.36 per diluted common share compared with $4.91 million or $1.79 per diluted common share for the 12 months ended December 31, 2012.  Earnings in 2013 were impacted by a $3.6 million write-down of three non-performing commercial credits, requiring an additional  provision for loan losses of $1.3 million in the third quarter.

William S. Latoff, Chairman and CEO, commented: “DNB’s 2013 operating performance reflects the commitment to growing revenue from a diversified mix of commercial, retail, and wealth management services. The Company’s focus on increasing shareholder value is reflected in the value of our stock, which increased $5.25 or 34% during the year, from $15.50 to $20.75.”

“While accomplishing important objectives to strengthen DNB's balance sheet and improve asset quality, we also made strategic investments that have expanded DNB’s capabilities and firmly positioned us for the future. During the past year, the Company made numerous investments, including infrastructure upgrades to enhance efficiency and expanded product lines and services to enhance customer relationships. With the major asset quality initiatives in our rear-view mirror, we are excited about the ability to leverage our expanded capabilities to drive revenue growth and profitability,” Latoff explained.

Highlights:

•
Total stockholders' equity increased to $58.58 million at December 31, 2013 compared with $56.71 million at December 31, 2012.  Book value per common share rose to $16.55 at December 31, 2013 compared with $16.08 at December 31, 2012.

•	Total loans and leases before the allowance for credit losses were $415.35 million at December 31, 2013, up 5% compared with $396.50 million at December 31, 2012.

•	In the fourth quarter of 2013, the Bank demonstrated accelerating commercial loan growth with the addition of approximately $16 million in net new loans, and entered 2014 with a strong loan pipeline.

•
Total interest income was $23.21 million for the year ended December 31, 2013 compared with $25.73 million for the year ended December 31, 2012, with the decline primarily reflecting the continued low interest rate environment.

•
Improved asset quality was reflected in several key performance ratios, including a non-performing loan to total loan ratio of 1.38% and a ratio of non-performing assets to total assets of 1.03% at December 31, 2013.

•
The Company trimmed total interest expense 23% in 2013 compared with 2012 reflecting ongoing interest rate management practices and the growth of core deposits. Low-cost core deposit growth contributed to the Company's ability to reduce its reliance on FHLB borrowings by half, to $10 million.

•
Wealth management continued to record strong growth in total assets under care, which increased 23.5% to $148.2 million at December 31, 2013 compared with $120.0 million at December 31, 2012.  This growth contributed to a 43% increase in fee income from DNB Investment Management and Trust.

•
Tier 1 leverage ratio of 10.61%, tier 1 risk-based capital ratio of 15.35% and total risk-based capital ratio of 16.40% as of December 31, 2013 exceeded regulatory definitions for a well-capitalized institution.

Income Statement Highlights

Net interest income after the provision for credit losses was $4.78 million for the three months ended December 31, 2013 compared with $5.14 million for the three months ended December 31, 2012.  Year-over-year results reflect the continuing low interest rate environment, a 23% reduction of total interest expense, and a provision for credit losses of $375,000 in the quarter.

For the 12 months ended December 31, 2013, net interest income after the provision for credit losses was $17.79 million compared with $20.52 million for the 12 months ended December 31, 2012.  In 2013, the Company recorded a $2.53 million provision for loan losses, compared with a provision of $1.46 million in 2012.

The Company's net interest margin was 3.31% for the fourth quarter of 2013, compared with 3.21%, 3.35%, and 3.32% in the third, second and first quarters of 2013, respectively, and 3.55% in the fourth quarter of 2012.  Although there was continuing pressure on margins throughout 2013, the Company was able to mitigate some of this pressure through interest expense management and a diminished reliance on outside borrowings.  Management anticipates the reduction in non-performing assets will positively impact margins in future quarters.

Total non-interest income, including fees from wealth management, gains on the sale of investment securities and SBA 7(a) loans and fees from debit cards and merchant services was $1.1 million in the fourth quarter of 2013.  Fee income from wealth management services increased 23% compared with the fourth quarter of 2012.  Total non-interest income for the 12 months of 2013 was $4.79 million compared with $4.53 million for the 12 months of 2012.  The Company’s gains on sale of securities increased 46% compared with 2012, and fee income from wealth management was up 43% year-over-year.

Total non-interest expense was $17.45 million for the 12 months ended December 31, 2013 compared with $17.70 million for the 12 months ended December 31, 2012.  While maintaining stable year-over-year expenses, the Company made significant investments in its future, including an upgraded operating system and improved network to support faster, more efficient transactions. The Company renovated key locations, including expanding its West Chester, PA office, which serves as a regional center for Chester County, DNB’s primary market for commercial lending and wealth management.

 Balance Sheet, Asset Quality, and Capital Position Highlights

Total deposits were $558.75 million at December 31, 2013, up 5.3% compared with $530.42 million at December 31, 2012.  The deposit growth, which reflected an 8.2% year-over-year increase in total core deposits to $463.21 million, included a 19.8% increase of demand deposits to $101.85 million at year-end 2013 compared with $85.05 million at year-end 2012.

Total loans and leases after the allowance for credit losses were $410.73 million at December 31, 2013, a 5.4% increase compared with $389.66 million at December 31, 2012.  Loan totals in 2013 primarily reflected growth in commercial lending, partially offset by customer pay-downs of higher-rate loans and the Company choosing not to renew selected weaker credits.

Overall asset quality at December 31, 2013 reflected consistent long-term improvement. Total non-performing loans were $5.73 million and total non-performing assets were $6.82 million at December 31, 2013, down 45% from $10.43 million and 42% from $11.67 million, respectively, at December 31, 2012. The ratio of non-performing loans to total loans was 1.38% at December 31, 2013, compared to 2.63% at December 31, 2012. Non-accrual loans were $5.59 million at December 31, 2013 compared with $9.6 million at December 31, 2012.

William J. Hieb, President and Chief Risk & Credit Officer, commented: “Throughout 2013, the company took decisive action to address problem assets, and year-end asset quality metrics reflect our attention to improving asset quality quickly.  We discussed in the third quarter of 2013 the anticipated closing on the sale of two large properties, which we accomplished in the fourth quarter of 2013.  We continue to focus on expeditiously moving other real estate owned out of the bank.”

Total assets at December 31, 2013 were $661.47 million, a $21.91 million increase compared with $639.57 million at December 31, 2012. Return on average assets and return on average equity for quarter ended December 31, 2013 were 0.70% and 7.86%, respectively. ROAA and ROAE for the year ended December 31, 2013 were 0.60% and 6.75%, respectively.

Total stockholders' equity was $58.58 million at December 31, 2013, reflecting growth compared with $56.71 million at December 31, 2012.  Book value per common share was $16.55 at December 31, 2013 compared with $16.08 at December 31, 2012.  Tangible book value per common share increased to $16.47 at December 31, 2013 compared with $15.98 per common share a year earlier.

The Company's capital ratios exceeded accepted minimum regulatory standards for well-capitalized institutions, with a Tier 1 leverage ratio of 10.61%, Tier 1 risk-based capital ratio of 15.35% and a total risk-based capital ratio of 16.40% at December 31, 2013.  All ratios reflected increases compared with capital ratios at December 31, 2012.

Latoff concluded: “With a talented and experienced team leading the way and our growth strategy in place, we are enthusiastic about the future.  By providing our market with the greatest range of financial solutions in our Bank’s history, DNB is well positioned to drive profitable growth and deliver shareholder value.”

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the "Corporation"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission (including this press release), in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
EARNINGS:
Interest income	$5,828	$6,196	$23,212	$25,729
Interest expense	674	876	2,888	3,755
Net interest income	5,154	5,320	20,324	21,974
Provision for credit losses	375	180	2,530	1,455
Non-interest income	999	1,179	4,023	3,952
Gain on sale of investment securities	115	178	610	418
Gain (loss) on sale of SBA loans	0	0	162	158
Non-interest expense	4,336	4,659	17,450	17,702
Income before income taxes	1,557	1,838	5,139	7,345
Income tax expense	396	517	1,220	2,106
Net income	1,161	1,321	3,919	5,239
Preferred stock dividends and accretion of discount	37	37	148	332
Net income available to common stockholders	$1,124	$1,284	$3,771	$4,907
Net income per common share, diluted	$0.41	$0.47	$1.36	$1.79

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2013	2012
FINANCIAL POSITION:
Cash and cash equivalents	$34,060	$17,149
Investment securities	186,958	201,312
Loan and leases	415,354	396,498
Allowance for credit losses	(4,623)	(6,838)
Net loans and leases	410,731	389,660
Premises and equipment, net	8,218	8,456
Other assets	21,506	22,991
Total assets	$661,473	$639,568

Deposits	$558,747	$530,424
FHLB advances	10,000	20,000
Repurchase agreements	19,854	17,014
Other borrowings	9,820	9,850
Other liabilities	4,469	5,575
Stockholders' equity	58,583	56,705
Total liabilities and stockholders' equity	$661,473	$639,568

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2013	2013	2013	2013	2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings and Per Share Data
Net income available to common stockholders	$1,124	$295	$1,214	$1,138	$1,284
Basic earnings per common share	$0.41	$0.11	$0.44	$0.42	$0.47
Diluted earnings per common share	$0.41	$0.10	$0.44	$0.41	$0.47
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.05
Book value per common share	$16.55	$16.28	$16.18	$16.39	$16.08
Tangible book value per common share	$16.47	$16.19	$16.08	$16.28	$15.98
Average common shares outstanding	2,754	2,750	2,741	2,725	2,719
Average diluted common shares outstanding	2,799	2,788	2,774	2,762	2,753

Performance Ratios
Return on average assets	0.70%	0.20%	0.76%	0.74%	0.83%
Return on average equity	7.86%	2.28%	8.60%	8.32%	9.26%
Return on average tangible equity	7.89%	2.29%	8.65%	8.36%	9.31%
Net interest margin	3.31%	3.21%	3.35%	3.32%	3.55%
Efficiency ratio	70.15%	70.84%	66.98%	69.43%	66.64%

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.06%	4.03%	0.82%	-0.11%	-0.10%
Non-performing loans/Total loans	1.38%	1.40%	2.60%	4.05%	2.63%
Non-performing assets/Total assets	1.03%	1.51%	2.02%	2.72%	1.82%
Allowance for credit loss/Total loans	1.11%	1.08%	1.72%	1.77%	1.72%
Allowance for credit loss/Non-performing loans	80.73%	77.04%	65.94%	43.76%	65.54%

Capital Ratios
Total equity/Total assets	8.86%	8.89%	8.60%	8.98%	8.87%
Tangible equity/Tangible assets	8.84%	8.87%	8.58%	8.94%	8.83%
Tangible common equity/Tangible assets	6.87%	6.87%	6.63%	6.92%	6.80%
Tier 1 leverage ratio	10.61%	10.39%	10.42%	10.48%	10.50%
Tier 1 risk-based capital ratio	15.35%	15.18%	15.22%	14.74%	14.63%
Total risk-based capital ratio	16.40%	16.16%	16.47%	15.99%	15.88%

Wealth Management
Assets under care*	$148,193	$139,494	$135,935	$135,002	$120,012

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.